As filed with the Securities and Exchange Commission on April 29, 2005
                                                Registration No.  333-________
==============================================================================


                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             _________________

                                  FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             _________________


                             KNBT BANCORP, INC.
______________________________________________________________________________
      (Exact Name of Registrant as Specified in Its Charter)


                                Pennsylvania
______________________________________________________________________________
       (State or Other Jurisdiction of Incorporation or Organization)


                                 38-3681905
______________________________________________________________________________
                    (I.R.S. Employer Identification No.)


90 Highland Avenue
Bethlehem, Pennsylvania                                          18017
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


                 KNBT Bancorp, Inc. 2004 Stock Option Plan
______________________________________________________________________________
                         (Full Title of the Plan)


                                         Copies to:
Scott V. Fainor                          Philip R. Bevan, Esq.
President and Chief Executive Officer    Eric M. Marion, Esq.
KNBT Bancorp, Inc.                       Elias, Matz, Tiernan & Herrick L.L.P.
90 Highland Avenue                       734 15th Street, N.W.
Bethlehem, Pennsylvania 18017            Washington, D.C. 20005
(610) 861-5000
______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)

                      CALCULATION OF REGISTRATION FEE
==============================================================================
  Title of
Each Class of                       Proposed         Proposed
 Securities         Amount           Maximum          Maximum       Amount of
  to be              to be         Offering Price     Aggregate   Registration
Registered        Registered (1)    Per Share      Offering Price      Fee
==============================================================================
Common Stock,
par value $.01
per share       1,333,150 shares(2)   $16.39 (2)    $21,850,329      $2,571.78
------------------------------------------------------------------------------
Common Stock
par value $.01
per share         686,968 shares(3)   $12.34 (3)    $ 8,477,185      $  997.77
                ---------                             ---------       --------
------------------------------------------------------------------------------

     Total      2,020,118 shares                    $30,327,514      $3,569.55
                =========                            ==========       ========
==============================================================================
_____________
(1) Together with an indeterminate number of additional shares pursuant to Rule 416(a) which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of KNBT Bancorp, Inc., a Pennsylvania corporation (the "Company" or the "Registrant"), reserved for issuance pursuant to the Company's 2004 Stock Option Plan (the "Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) The 1,333,150 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 686,968 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options not yet granted under the Option Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the bid and ask prices of the Common Stock of the Company on April 28, 2005 on the Nasdaq National Market and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

                    __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.


                                   PART I

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

____________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-50426) filed with the SEC on March 16, 2005.

          (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on October 17, 2003 (File No. 000-50426); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable to this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable to this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

     Article VI of the Registrant's Bylaws provides as follows:

     6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     6.2  Derivative Actions.

     (a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

     (b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

          (1)  such person is successful on the merits or otherwise; or

          (2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     6.3  Third-Party Actions.

     (a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     (b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

          (1)  such person is successful on the merits or otherwise; or

          (2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

     6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

          (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

          (2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)  the shareholders of the Corporation.

     6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

     6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

     6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

     6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

     6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

     If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

Item 7.   Exemption from Registration Claimed.

     Not applicable to this Registration Statement.

Item 8.   Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.                         Description
_________      ____________________________________________



     4.0       Form of Stock Certificate of KNBT Bancorp, Inc.(1)

     5.0 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the Common Stock

    10.0       KNBT Bancorp, Inc. 2004 Stock Option Plan(2)

    23.1       Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
               Exhibit 5.0)

    23.2       Consent of Grant Thornton LLP

    24.0 Power of Attorney for any subsequent amendments (located in the signature page of this Registration Statement)

__________________
(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-105899).

(2) Incorporated by reference from the Registrant's proxy statement on Definitive Schedule 14A filed on April 2, 2004 with the Securities and Exchange Commission (File No. 000-50426).

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethlehem, Commonwealth of Pennsylvania, on this 25th day of April 2005.

                                   KNBT Bancorp, Inc.



                                   By:  /s/ Scott V. Fainor
                                        ------------------------------
                                        Scott V. Fainor
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Scott V. Fainor and Eugene T. Sobol his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



        Name                       Title                            Date
________________________    _______________________________    ______________


/s/ Jeffrey P. Feather      Chairman of the Board              April 25, 2005
------------------------
Jeffrey P. Feather



/s/ Scott V. Fainor         President, Chief Executive         April 25, 2005
------------------------    Officer and Director
Scott V. Fainor


/s/ Eugene T. Sobol         Senior Executive Vice President,   April 25, 2005
------------------------    Treasurer, Chief Operating
Eugene T. Sobol             Officer and Chief Financial
                            Officer (principal financial and
                            accounting officer)


/s/ Michael J. Gausling     Director                           April 25, 2005
------------------------
Michael J. Gausling


/s/ Donna D. Holton         Director                           April 25, 2005
------------------------
Donna D. Holton


/s/ Christian F. Martin, IV       Director                     April 25, 2005
---------------------------
Christian F. Martin, IV


/s/ John A. Mountain              Director                     April 25, 2005
---------------------------
John A. Mountain


/s/ Daniel B. Mulholland          Director                     April 25, 2005
---------------------------
Daniel B. Mulholland


/s/ R. Chadwick Paul, Jr.         Director                     April 25, 2005
---------------------------
R. Chadwick Paul, Jr.


/s/ Charles J. Peischl            Director                     April 25, 2005
---------------------------
Charles J. Peischl


/s/ Robert R. Scholl              Director                     April 25, 2005
---------------------------
Robert R. Scholl


/s/ Kenneth R. Smith              Director                     April 25, 2005
---------------------------
Kenneth R. Smith


/s/ R. Charles Stehly             Director                     April 25, 2005
---------------------------
R. Charles Stehly


/s/ Richard Stevens, III          Director                     April 25, 2005
---------------------------
Richard Stevens, III


/s/ Richard L. Strain             Director                     April 25, 2005
---------------------------
Richard L. Strain


/s/ Maria Z. Thulin               Director                     April 25, 2005
---------------------------
Maria Z. Thulin